LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE
Know all by these present, that the undersigned hereby makes, constitutes and appoints each of Richard Hornstein and Phillip Reuther, acting individually, as the undersigneds true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
1. execute for, and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Coupons.com Incorporated (the "Company"), Forms 3,4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act");
2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such informaiton to any attorney-in-fact and further approves and ratifies any such release of information;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, compete and execute any such Form 3, 4 or 5, and any amendments thereto, or other required report and timely file such Forms or reports with the United States Securites and Exchange Commission, the New York
Stock Exchange, NASDAQ Capital Market and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act; and
4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.
The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned;
(b) this Limited Power of Attorney authorizes, but does not require each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such informa-tion and disclosure as such attorney-in-fact, in his sole discretion, deems necessary and advisable; (d) neither the Company nor any attorney-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act and (e) the Limited Power of Attorney does not relieve the undersigned from responsiblity for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under SEction 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is not longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in, securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.
IN WITNESS WHEREOF, the undersigne has executed this Limited
Power of Attorney as of this 1st day of June 2015.



					/s/Steven Michael Horowitz
					Steven Michael Horowitz










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